As filed with the U.S. Securities and Exchange Commission on August 27, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5211056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

Maria Zannes

Chief Executive Officer

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.

Sean F. Reid, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015

Tel.: (212) 653-8700

Approximate date of commencement of proposed sale to the public:

From time to time after the date this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462I under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders listed herein may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated August 27, 2026

1,709,334 Shares of Common Stock

The selling stockholders named in this prospectus (the “Selling Stockholders”) may use this prospectus to offer and resell from time to time up to 1,709,334 shares (the “Shares”) of our common stock, par value $0.007 per share (“Common Stock”), which are comprised of (i) 564,136 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) at an exercise price of $0.105 per share issued pursuant to a securities purchase agreement entered into by and between us and an institutional investor dated August 12, 2026 (the “Purchase Agreement”), (ii) 564,136 shares of Common Stock (the “Series A Warrant Shares”) issuable upon exercise of Series A Warrants (the “Series A Warrants”) at an initial exercise price of $7.0905 per share issued pursuant to the Purchase Agreement, (iii) 564,136 shares of Common Stock (the “Series B Warrant Shares”) issuable upon exercise of Series B Warrants (the “Series B Warrants”) at an initial exercise price of $7.0905 per share issued pursuant to the Purchase Agreement, and (iv) 16,926 shares of Common Stock (the “Placement Agent Warrant Shares” and together with the Pre-Funded Warrant Shares, the Series A Warrant Shares and the Series B Warrant Shares, the “Warrant Shares”) issuable upon exercise of warrants (the “Placement Agent Warrants” and together with the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants, the “Warrants”) at an exercise price of $7.0905 per share issued pursuant to the placement agency agreement dated August 12, 2026 (the “Placement Agency Agreement”), by and between the Company and WallachBeth Capital LLC (the “Placement Agent”).

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the 1,709,334 shares of Common Stock offered hereby, would result in gross proceeds to us of approximately $8.2 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Pre-Funded Warrants are immediately exercisable until such Pre-Funded Warrants are exercised in full. Each of the Series A Warrants, the Series B Warrants, and the Placement Agent Warrants are exercisable following stockholder approval and expire five years following issuance. The exercise price of each of the Series A Warrants and Series B Warrants is subject to adjustment following the first occurrence of any share split, share dividend, share combination recapitalization or other similar transaction involving the Common Stock.

The Warrants were issued to the Selling Stockholders in a private placement transaction in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. For addition information regarding the issuance of the Warrants, see “August 2026 Private Placement” beginning on page 4.

The Selling Stockholders identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the shares of Common Stock on behalf of the Selling Stockholders; however, does not necessarily mean that the Selling Stockholders will offer or sell their shares of Common Stock under this registration statement or at any time in the near future. We provide more information about how the Selling Stockholders may sell their shares of Common Stock in the section entitled “Plan of Distribution” on page 8.

The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of Common Stock, or interests therein. We will not be paying any underwriting discounts or commissions in this offering. We will pay the expenses of registering the shares of Common Stock pursuant to this prospectus.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “BIAF.” On August 26, 2026, the last reported sale price of our Common Stock was $5.09 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

An investment in our Common Stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus for more information on these risks.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2026

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus and the information incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” and our financial statements and related notes included elsewhere in this prospectus and incorporated by reference herein. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “bioAffinity,” or “the Company” refer to bioAffinity Technologies, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

Overview

Business Overview

We develop noninvasive diagnostic laboratory tests to detect early-stage lung cancer and other diseases of the lung using flow cytometry and automated analysis informed by machine learning, a form of artificial intelligence (AI). Our first commercial diagnostic test, CyPath® Lung, identifies and analyzes cell populations using flow cytometry, including cancer and cancer-related cells, that indicate a malignancy in the lung.

CyPath® Lung addresses the need for noninvasive detection of early-stage lung cancer with the proven ability to detect the leading cancer killer at its curative Stage 1A. Lung cancer is the leading cause of cancer-related deaths worldwide. Physicians order CyPath® Lung to assist in their assessment of patients who are at high risk for lung cancer. The CyPath® Lung test enables physicians to more confidently identify patients who will likely benefit from timely intervention and more invasive follow-up procedures or those patients who are likely without lung cancer and should continue screening in accordance with guidelines. For patients with small pulmonary nodules less than 20 millimeters (mm), CyPath® Lung has shown 92% sensitivity and 87% specificity with 88% accuracy in a clinical trial, offering the potential to increase the overall diagnostic accuracy of lung cancer testing, which could lead to increased survival, fewer unnecessary invasive procedures, reduced patient anxiety, and lower medical costs.

CyPath® Lung is performed and offered by our wholly owned subsidiary PPLS, a clinical anatomic and pathology laboratory which we acquired by purchasing the assets of Village Oaks Pathology Services, P.A., a Texas professional association. PPLS is a CAP-accredited and CLIA-certified commercial laboratory that has been in operation for more than 18 years.

In addition to CyPath® Lung, we are advancing development of our flow cytometry+AI platform for companion diagnostic tests targeted at asthma and chronic obstructive pulmonary disease (“COPD”). Diagnostics under development are designed to quantify the extent and type of inflammation in the lung associated with disease and further detect specific receptors in sputum that may determine the effectiveness of new and emerging therapies for asthma and COPD that have proved to effectively treat specific types of inflammation. Therapeutics for these lung diseases that are on the market or in development can help some but not all patients, and often it is unknown before use whether a drug will be effective. Our tests in development are designed to help determine the most effective use of new and emerging therapies for asthma and COPD and lessen the need for a trial-and-error approach to proscribing treatment.

Through our wholly owned subsidiary, OncoSelect® Therapeutics, LLC, we have conducted research that has led to discoveries and advancement of novel cancer therapeutic approaches that specifically and selectively target cancer cells. We continue to advance research and development for use of this technology for topical treatment of squamous cell skin cancer. We expect to present our findings at conferences and publish our research in peer-reviewed journals in the near future. We intend to seek strategic partners to develop our therapeutic discoveries which could result in broad-spectrum cancer treatments in the future.

Research and optimization of our platform technologies are conducted in laboratories at our wholly owned subsidiary PPLS and leased laboratory space at The University of Texas at San Antonio (UTSA). UTSA provided notice in January 2026 that our lease would not be renewed, and as a result we relocated our research operations from UTSA to privately owned laboratory space.

Recent Developments

Distribution Agreement with AvMEDICAL

On August 18, 2026, we announced that we have entered into a distribution agreement with AvMEDICAL, a Service-Disabled Veteran-Owned Small Business (SDVOSB) and established distributor of premium medical-surgical and laboratory services, supplies and equipment to government agencies. The distribution agreement is expected to strengthen bioAffinity’s ability to commercialize CyPath® Lung within the government healthcare market by leveraging AvMEDICAL’s established procurement channels, government contracting expertise and existing customer relationships. bioAffinity and AvMEDICAL will develop co-branded marketing materials, and AvMEDICAL’s sales team will actively promote CyPath Lung to its federal customers, including the U.S. Department of Veteran Affairs (VA). As an SDVOSB with access to indefinite-delivery, indefinite-quantity (IDIQ) contracts, we believe that AvMEDICAL can provide an important advantage for expanding adoption of CyPath Lung across government healthcare systems by simplifying the procurement process. The agreement is expected to expand our commercial reach into the government healthcare supply chain and provides an additional channel for veterans to access CyPath® Lung.

Reverse Stock Split

On August 20, 2026, we filed with the Secretary of State of the State of Delaware, a certificate of amendment to our certificate of incorporation to effect a one-for-fifteen (1-for-15) reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split became effective at 4:01 p.m., Eastern Time, on August 21, 2026, and the Company’s Common Stock began trading on a split-adjusted basis when The Nasdaq Stock Market (“Nasdaq”) opened on August 24, 2026. When the Reverse Stock Split became effective, every 15 shares of Common Stock issued and outstanding were automatically reclassified and combined into one share of Common Stock, without any change in the par value per share.

Corporate Information

We were incorporated in the State of Delaware on March 26, 2014. Our principal executive office is located at 3300 Nacogdoches, Suite 216, San Antonio, Texas 78217, and our telephone number at that address is (210) 698-5334. Our website address is https://www.bioaffinitytech.com/. Information contained on or that can be accessed through our website is not incorporated by reference into this prospectus. Investors should not consider any such information to be part of this prospectus.

1

THE OFFERING

Common Stock to be offered by the Selling Stockholders	Up to 1,709,334 shares of Common Stock, which are comprised of (i) 564,136 Pre-Funded Warrant Shares issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.105 per share issued pursuant to the Purchase Agreement, (ii) 564,136 Series A Warrant Shares issuable upon exercise of Series A Warrants at an exercise price of $7.0905 per share issued pursuant to the Purchase Agreement, (iii) 564,136 Series B Warrant Shares issuable upon exercise of Series B Warrants at an exercise price of $7.0905 per share issued pursuant to the Purchase Agreement, and (iv) 16,926 Placement Agent Warrant Shares issuable upon exercise of Placement Agent Warrants issued pursuant to the Placement Agency Agreement.

Number of shares of common stock outstanding prior to this offering	592,327 shares

Number of shares of common stock to be outstanding after this offering (1)	2,301,661 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders, except for the Warrant exercise price paid for the Common Stock offered hereby and issuable upon the exercise of the Warrants. See “Use of Proceeds” on page 4 of this prospectus.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as incorporated by reference into this prospectus, for a discussion of factors to consider prior to deciding to invest in our common stock, or warrants that will accompany such securities.

Nasdaq Capital Market Symbol	“BIAF”.

(1) The number of shares of our common stock to be outstanding after this offering is based on 592,327 shares of our Common Stock outstanding as of August 26, 2026, and excludes:

●	6,666 shares of common stock issuable upon the conversion of 300 shares of Series B Convertible Preferred Stock at a conversion price of $45.00 per share;

●	198,601 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $200.77;

●	23,274 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $100.49;

●	98,156 shares of our Common Stock that are reserved for equity awards that may be granted under our 2024 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the warrants or options or conversion of the outstanding Series B Convertible Preferred Stock described above

2

RISK FACTORS

Any investment in our Common Stock involves a high degree of risk. Before deciding whether to purchase our Common Stock, investors should carefully consider the risks described below together with the “Risk Factors” described in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities and Exchange Commission (the “SEC”). Our business, financial condition, operating results and prospects are subject to the following material risks as well as those material risks incorporated by reference. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and our stockholders may lose all or part of their investment in the shares of our Common Stock.

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders covered by this prospectus.

We are registering shares of Common Stock that may be issued by us to the Selling Stockholders upon exercise of the Warrants to permit the resale of these shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock. We will, however, receive the net proceeds of any Warrants exercised for cash.

The Selling Stockholders may choose to sell the Shares at prices below the current market price.

The Selling Stockholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.

A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell Common Stock.

We may require additional funding through further issuances of our Common Stock or other securities, which may negatively affect the market price of our Common Stock.

To operate our business, we may need to raise additional capital through sales of our Common Stock, securities exercisable for or convertible into our Common Stock or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Stock. Future sales of such securities or our Common Stock could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future, and may cause you to incur additional dilution.

We do not intend to pay dividends on our Common Stock so any returns will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Stock will appreciate in value or maintain the price at which you purchased them.

3

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus. The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement, represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the 1,709,334 shares of Common Stock offered hereby, would result in gross proceeds to us of approximately $8.2 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

AUGUST 2026 PRIVATE PLACEMENT

On August 12, 2026, we entered into a securities purchase agreement with an institutional investor for the issuance and sale in a private placement (the “Private Placement”) of (i) Pre-Funded Warrants at a purchase price of $6.9855 per Pre-Funded Warrant to purchase up to an aggregate of 564,136 Pre-Funded Warrant Shares; (ii) Series A Warrants to purchase up to 564,136 Series A Warrant Shares; and (iii) Series B Warrants to purchase up to 564,136 Series B Warrant Shares.

Each Warrant has an initial exercise price of $7.0905 per share, as adjusted pursuant to the terms thereof upon the first occurrence of any share split, share dividend, share combination recapitalization or other similar transaction. The Warrants are exercisable following Stockholder Approval (as defined in the Purchase Agreement). The Warrants will expire five (5) years after issuance. A holder may not exercise any portion of the Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to either the Series A Warrants or the Series B Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.105 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full. A holder may not exercise any portion of the Pre-Funded Warrants to the extent the Purchaser would own more than 9.99% of the outstanding Common Stock immediately after exercise.

As compensation to the Placement, Agent, the Company paid the Placement Agent a cash fee of 7.5% of the aggregate gross proceeds raised in the Private Placement and reimbursement of certain expenses and legal fees. The Company also issued the Placement Agent (or its designees) Placement Agent Warrants to purchase up to 16,926 Placement Agent Warrant Shares.

4

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of August 12, 2026, with the Purchaser, pursuant to which the Company agreed to prepare and file a registration statement with the SEC registering the resale of the Warrant Shares no later than 15 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 45 days following the date of the Registration Rights Agreement (or 75 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The Private Placement closed on August 14, 2026. The net proceeds to the Company from the Private Placement were approximately $3.6 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for working capital and general corporate purposes.

SELLING STOCKHOLDERS

The Shares being offered by the Selling Stockholders are the Warrant Shares those issuable upon the exercise of the Warrants. For additional information regarding the issuance of these securities, see “August 2026 Private Placement” beginning on page 4 of this prospectus. We are registering the Warrant Shares issuable upon exercise of the Warrants in order to permit the Selling Stockholders to offer such shares for resale from time to time. Except as set forth below, none of the Selling Stockholders have had any material relationship with us within the past three (3) years except as set forth below.

The following table sets forth certain information with respect to each Selling Stockholder, including (i) the shares of Common Stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of Shares, being offered by the Selling Stockholder pursuant to this prospectus and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the shares of our securities, as of August 26, 2026, assuming full exercise of all Warrants held by the selling stockholders on that date, without regard to any limitations on exercise. The registration of the Warrant Shares, does not necessarily mean that the Selling Stockholders will sell all or any of such shares, but the number of shares of Common Stock and percentages set forth in the final two columns below assume that all shares of Common Stock being offered by the Selling Stockholders are sold. The final two columns also assume the exercise of all of the Warrants held by the Selling Stockholders as of August 26, 2026, without regard to any limitations on exercise described in this prospectus or in the Warrants. See “Plan of Distribution.”

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of that Selling Stockholder, shares of Common Stock subject to warrants held by that Selling Stockholder that are exercisable for shares of Common Stock within 60 days after August 26, 2026, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

This prospectus covers the resale of up to an aggregate of 1,709,334 shares of Common Stock, consisting of: (i) 564,136 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants; (ii) 564,136 shares of Common Stock issuable upon exercise of the Series A Warrants; (iii) 564,136 shares of Common Stock issuable upon exercise of the Series B Warrants and (v) 16,926 shares of Common Stock issuable upon exercise of the Placement Agent Warrants. See “August 2026 Private Placement” beginning on page 4 of this prospectus for further details relating to the Warrant Shares and the Warrants.

5

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholders, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of Shares of Common Stock of Owned After Offering	Percentage of Shares Beneficially Owned After Offering(2)
Armistice Capital Master Fund Ltd. (3)	1,692,408	1,692,408	-	*	%
Michael Wallach (4)	3,808	3,808	-	*	%
David Beth (4)	3,808	3,808	-	*	%
Douglas Bantum (4)	6,516	6,516	-	*	%
Kenneth Bantun (4)	1,397	1,397	-	*	%
Gene McNeill (4)	1,397	1,397	-	*	%

* Ownership of less than 1%

(1)	The ability to exercise the Warrants held by the Selling Stockholders is subject to a beneficial ownership limitation that, at the time of initial issuance of the Warrants was capped at 4.99% or 9.99% beneficial ownership of the Company’s issued and outstanding Common Stock (post-exercise). These beneficial ownership limitations may be adjusted up or down, subject to providing advanced notice to the Company. Beneficial ownership as reflected in the selling stockholder table reflects the total number of shares potentially issuable underlying the Warrants, and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table.

(2)	Based on 592,327 shares of Common Stock outstanding as of August 26, 2026.

(3)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)	Each of the Selling Stockholders is affiliated with WallachBeth Capital LLC, a registered broker dealer with a registered address of c/o WallachBeth Capital LLC, 185 Hudson St., Jersey City, NJ 07302, and has sole voting and dispositive power over the securities held. The number of shares to be sold in this offering consists of shares of Common Stock issuable upon exercise of Placement Agent Warrants, which were received as compensation for our Private Placement. The Selling Stockholder acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following is a summary description of the material terms of our Common Stock as provided in our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and Bylaws, as amended (“Bylaws”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is only a summary and may not contain all the information that is important to you or that you should consider before investing in our stock, and is qualified in its entirety by reference to the complete text of the Certificate of Incorporation and Bylaws. For a more detailed description of these securities, you should read the applicable provisions of Delaware law, our Articles of Incorporation, our Bylaws and the reports that we file with the SEC, which are incorporated herein by reference.

6

The Selling Stockholders are offering for resale up to an aggregate of 1,709,334 shares of Common Stock consisting of: (i) 564,136 Pre-Funded Warrant Shares issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.105 per share issued pursuant to the Purchase Agreement, (ii) up to 564,136 Series A Warrant Shares issuable upon exercise of the Series A Warrants at an exercise price of $7.0905 per share issued pursuant to the Purchase Agreement, (iii) up to 564,136 Series B Warrant Shares issuable upon exercise of Series B Warrants at an exercise price of $7.0905 per share issued pursuant to the Purchase Agreement, and (v) up to 16,926 Placement Agent Warrant Shares issuable upon exercise of the Placement Agent Warrants at an exercise price of $7.0905 per share issued pursuant to the Placement Agency Agreement. The following summary of the terms of our shares of Common Stock is based upon our Certificate of Incorporation and our Bylaws. The summary is not complete and is qualified by reference to our Certificate of Incorporation and our Bylaws, which were included as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Authorized Capital Stock

We are currently authorized to issue up to 350,000,000 shares of Common Stock, par value $0.007 per share, and 20,000,000 shares of Preferred Stock, par value $0.001 per share. As permitted by the Company’s Certificate of Incorporation, the Company has designated (i) 5,400,000 shares of Preferred Stock as “Series A Convertible Preferred Stock,” par value $0.001 per share (the “Series A Preferred Stock”), of which no shares are outstanding, and (ii) 990 shares of Preferred Stock as “Series B Convertible Preferred Stock,” par value $0.001 per share (the “Series B Preferred Stock”), of which 300 shares are outstanding.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to cast one vote for each share held of record on all matters presented to the stockholders. Holders of our Common Stock have no cumulative voting rights.

Dividend Rights

The Board is not obligated to declare a dividend, has never declared or paid cash dividends on its Common Stock, and does not anticipate paying dividends on our Common Stock for the foreseeable future.

Rights upon Liquidation

In the event of our liquidation, dissolution, or winding up, either voluntary or involuntary, subject to the rights and preferences that may apply to any shares of Preferred Stock outstanding at the time, the assets or surplus funds legally available for distribution to our stockholders would be distributable ratably among the Common Stockholders based on the number of shares of Common Stock held by each such holder, subject to prior satisfaction of all outstanding debt and liabilities.

No Preemptive or Similar Rights

Holders of our Common Stock are not entitled to preemptive rights to subscribe to additional shares if issued. Our Common Stock is not subject to any redemption or sinking-fund provisions. All outstanding shares of our Common Stock are fully paid and non-assessable.

Transfer Agent and Registrar

VStock Transfer LLC is the transfer agent and registrar for our common stock.

Exchange Listing

Our Common Stock and the tradeable warrants trade on The Nasdaq Capital Market under the symbols “BIAF” and “BIAFW,” respectively.

7

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees, transferees, donees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

8

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of bioAffinity Technologies, Inc. as of December 31, 2025 and 2024, and for the years ended December 31, 2025 and 2024, incorporated by reference in this prospectus and registration statement have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about bioAffinity Technologies, Inc.’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere in the documents incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at https://www.bioaffinitytech.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

9

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus and any applicable prospectus supplement:

●	our Current Reports on Form 8-K filed with the Commission on March 17, 2026, March 25, 2026, April 1, 2026, April 7, 2026, April 14, 2026, April 30, 2026, May 8, 2026, May 12, 2026, May 27, 2026, June 2, 2026, June 16, 2026, June 18, 2026, June 30, 2026, July 7, 2026, July 22, 2026, July 27, 2026, July 31, 2026, August 7, 2026, August 14, 2026, August 18, 2026 and August 20, 2026 (other than any portions thereof deemed furnished and not filed);

●	Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 16, 2026;

●	Proxy Statement on Schedule 14A filed on March 16, 2026; and

●	The description of our Common Stock set forth in our registration statement on Form 8-A (Commission File No. 001-41463) filed with the SEC on August 23, 2022, including any amendments thereto or reports filed for the purposes of updating this description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

Attn: Chief Financial Officer

You also may access these filings on our website at www.bioaffinitytech.com under the heading “Investor Relations—SEC Filings.” We do not incorporate the information on our website into this prospectus or any supplement to this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

10

bioAffinity Technologies, Inc.

1,709,334 Shares of Common Stock

PROSPECTUS

August      , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee and FINRA filing fee, are estimated:

SEC registration fee	$1,249
Legal fees and expenses	$60,000
Accounting fees and expenses	$15,000
Miscellaneous fees and expenses	$10,363

Total	$86,612

Item 15. Indemnification of Officers and Directors.

bioAffinity Technologies, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

II-1

In addition, as permitted by Delaware law, our Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director, except to the extent such an exemption from liability thereof is not permitted under the DGCL. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, subject to certain exceptions in which case the director would be personally liable. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Charter does not eliminate the duty of care owed by our directors and officers and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect the responsibilities of directors and officers under any other laws, such as the federal securities laws or other state or federal laws.

Our Charter also provides that any amendment, repeal or modification of such article unless otherwise required by law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or amendment of a director serving at the time of such repeal or modification.

Our Charter and A&R Bylaws provide that we shall indemnify each of our directors, officers, employees and agents, to the fullest extent permitted by the DGCL as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the DGCL permitted us to provide prior to such the amendment) against any and all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our Company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Charter and A&R Bylaws further provide for the advancement of expenses.

In addition, the A&R Bylaws provide that the right to indemnification and advancement of expenses shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Charter or A&R Bylaws, agreement, vote of stockholders or otherwise. Furthermore, our A&R Bylaws authorize us to provide insurance for our directors, officers, employees and agents against any liability, whether we would have the power to indemnify such person against such liability under the DGCL or the A&R Bylaws.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

II-2

Item 16. Exhibits.

(a) Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement dated August 12, 2026 (Incorporated by reference as Exhibit 1.1 to the Registrant’s Form 8-K filed with the SEC on August 14, 2026)

3.1	Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on March 26, 2014 (Incorporated by reference as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-41463) filed with the SEC on April 1, 2024)

3.2	Amended and Restated Bylaws of Registrant (Incorporated by reference as Exhibit 3.6 to the Registrant’s Form S-1/A (File No. 333-264463) filed with the SEC on June 16, 2022)

3.3	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on May 31, 2016 (Incorporated by reference as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-41463) filed with the SEC on April 1, 2024)

3.4	Certificate of Designation of Series A Convertible Preferred Stock of the Registrant filed with the Delaware Secretary of State on July 13, 2017 (Incorporated by reference as Exhibit 3.4 to the Registrant’s Form S-1/A (File No. 333-264463) filed with the SEC on May 25, 2022)

3.5	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on November 29, 2021 (Incorporated by reference as Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-41463) filed with the SEC on April 1, 2024)

3.6	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on June 23, 2022 (Incorporated by reference as Exhibit 3.2 to the Registrant’s Form S-1/A (File No. 333-264463) filed with the SEC on May 25, 2022)

3.7	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on June 6, 2023 (Incorporated by reference as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41463) filed with the SEC on June 7, 2023)

3.8	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on June 5, 2024 (Incorporated by reference as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41463) filed with the SEC on June 5, 2024)

3.9	Amendment to Amended and Restated By-Laws of bioAffinity Technologies Inc., dated October 17, 2024 (Incorporated by reference as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41463) filed with the SEC on October 21, 2024)

3.10	Certificate of Amendment to the Certificate of Incorporation (Incorporated by reference as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41463) filed with the SEC on August 14, 2025)

3.11	Certificate of Designations of Series B Convertible Preferred Stock (Incorporated by reference as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41463) filed with the SEC on August 14, 2025)

4.1	Form of Pre-Funded Warrant (Incorporated by reference as Exhibit 4.1 to the Registrant’s Form 8-K filed with the SEC on August 14, 2026)

4.2	Form of Series A Warrant (Incorporated by reference as Exhibit 4.2 to the Registrant’s Form 8-K filed with the SEC on August 14, 2026)

4.3	Form of Series B Warrant (Incorporated by reference as Exhibit 4.3 to the Registrant’s Form 8-K filed with the SEC on August 14, 2026)

4.4	Form of Placement Agent Warrant (Incorporated by reference as Exhibit 4.4 to the Registrant’s Form 8-K filed with the SEC on August 14, 2026)

10.1	Form of Securities Purchase Agreement (Incorporated by reference as Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on August 14, 2026)

II-3

10.2	Form of Registration Rights Agreement (Incorporated by reference as Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on August 14, 2026)

5.1*	Opinion of Sheppard Mullin Richter & Hampton LLP

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for bioAffinity Technologies, Inc.

23.2*	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of the initial Registration Statement)

107*	Filing Fee Table

*	Filed herewith.
#	Previously filed.
+	Indicates management contract or compensatory plan.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

II-4

(ii)	each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on August 27, 2026.

bioAffinity Technologies, Inc.

By:	/s/ Maria Zannes
Maria Zannes
Chief Executive Officer, President, Founder, and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Maria Zannes and Steven Girgenti our true and lawful attorneys and agents with full power of substitution and resubstitution, with full power to sign for us, and in our names in the capacities indicated below, any and all amendments to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Maria Zannes	President, Chief Executive Officer, and Director	August 27, 2026
Maria Zannes	(Principal Executive Officer)

/s/ James Michael Edwards	Chief Financial Officer	August 27, 2026
James Michael Edwards

/s/ Steven Girgenti	Executive Chairman, and Director	August 27, 2026
Steven Girgenti

/s/ Roberto Rios	Director	August 27, 2026
Roberto Rios

/s/ Peter Knight	Director	August 27, 2026
Peter S. Knight

/s/ John J. Oppenheimer, M.D.	Director	August 27, 2026
John J. Oppenheimer, M.D.

/s/ Jamie Platt, PhD	Director	August 27, 2026
Jamie Platt, PhD

II-6